Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

Company Provides Financial Performance Guidance for 2018

SAN DIEGO, CA – Feb. 26, 2018 - NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter and full year ended Dec. 31, 2017.

Fourth Quarter 2017 Highlights:

•	Revenue remained flat at $271.7 million compared to prior year, with strong international growth of 34% on a constant currency basis;
•	GAAP operating profit margin of 11.0%; Non-GAAP operating profit margin of 18.2%; and
•	GAAP diluted earnings per share of $0.46; Non-GAAP diluted earnings per share increase of 5.7% to $0.56.

Full Year 2017 Highlights:

•	Revenue increased to $1,029.5 million, or 7.0% on a reported and constant currency basis;
•	GAAP operating profit margin of 11.0%; Non-GAAP operating profit margin up 50 basis points to 16.6%; and
•	GAAP diluted earnings per share of $1.50; Non-GAAP diluted earnings per share increase of 15.1% to $1.91.

“2017 was a milestone year for NuVasive as we surpassed the $1 billion revenue mark driven by impressive international sales growth of more than 20 percent, and achieved record profitability of 18.2% non-GAAP operating margins in the fourth quarter,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “As we set the stage for 2018, we remain focused on accelerating our growth momentum by furthering our investment in R&D to bring innovative offerings to the market, developing our differentiated intraoperative neurophysiological monitoring services business with the completed acquisition of SafePassage and growing the number of surgeons worldwide who use NuVasive technologies to improve patients’ quality of life.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

Fourth Quarter 2017 Results

NuVasive reported fourth quarter 2017 total revenue of $271.7 million, indicating flat year-over-year growth on a reported and constant currency basis, compared to $271.1 million for the fourth quarter 2016.

For the fourth quarter 2017, GAAP and non-GAAP gross profit was $196.3 million and $196.7 million, respectively, and GAAP and non-GAAP gross margin was 72.2% and 72.4%, respectively. These results compared to gross profit of $204.2 million on a GAAP and non-GAAP basis, and GAAP and non-GAAP gross margin of 75.3% for the fourth quarter 2016. Total GAAP and non-GAAP operating expenses for the fourth quarter 2017 were $166.5 million and $147.2 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $174.1 million and $155.4 million, respectively, for the fourth quarter 2016.

The Company reported a GAAP net income of $24.0 million, or $0.46 per share, for the fourth quarter 2017 compared to a GAAP net income of $6.4 million, or $0.11 per share, for the fourth quarter 2016. On a non-GAAP basis, the Company reported net income of $29.1 million, or $0.56 per share, for the fourth quarter 2017 compared to net income of $27.6 million, or $0.53 per share, for the fourth quarter 2016.

Full Year 2017 Results

NuVasive reported full year 2017 total revenue of $1,029.5 million, a 7.0% increase on both a reported and constant currency basis, compared to $962.1 million for the full year 2016.

Total GAAP and non-GAAP gross profit for the full year 2017 was $760.5 million and $761.1 million, respectively, and both GAAP and non-GAAP gross margin was 73.9%. These results compared to gross profit of $722.0 million and $736.7 million on a GAAP and non-GAAP basis, respectively, and a GAAP and non-GAAP gross margin of 75.0% and 76.6%, respectively, for the full year 2016. Total GAAP and non-GAAP operating expenses for the full year 2017 were $647.2 million and $590.3 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $598.5 million and $581.6 million, respectively, for the full year 2016.

The Company reported a GAAP net income of $83.0 million, or $1.50 per share, for the full year 2017 compared to a GAAP net income of $37.1 million, or $0.69 per share, for the full year 2016. On a non-GAAP basis, the Company reported net income of $99.9 million, or $1.91 per share, for the full year 2017 compared to net income of $86.5 million, or $1.66 per share, for the full year 2016.

Cash and cash equivalents were approximately $72.8 million at December 31, 2017.

Annual Financial Guidance for 2018

The Company estimates revenue for full-year 2018 to be in range of $1,095 million to $1,105 million reflecting organic growth in the range of 4.4% to 5.4% and reported growth of 6.4% to 7.3% inclusive of the recent acquisition of SafePassage. Assuming current exchange rates remain similar for the rest of the year, the Company expects currency to have a positive impact in 2018 of approximately $5 million. The Company estimates full-year 2018 net income on a GAAP basis in a range of $1.56 to $1.59 per share and non-GAAP earnings per share in a range of $2.44 to $2.47. Additionally, the Company continues to expect to drive at least 100 basis points in non-GAAP operating margin expansion and adjusted EBITDA of approximately $295 million to $305 million. The above guidance assumes a full-year benefit of U.S. tax reform, suspension of the medical device tax and the recent acquisition of SafePassage.

		2018 Guidance Range [1]
	(in million's; except %'s and EPS)	GAAP		Non-GAAP
	Revenue	$1,095	$1,105	$1,095	$1,105
	% Growth - Reported [2]	6.4%	7.3%	6.4%	7.3%
	% Growth - Constant Currency [2,3]			5.9%	6.9%
	Operating margin	13.0%	13.0%	17.6%	17.6%
	Earnings per share	$1.56	$1.59	$2.44	$2.47
	EBITDA margin	23.4%	23.4%	26.9%	26.9%
	Tax Rate	~19%	~19%	~24%	~24%

[1]	Guidance reflects the range provided February 26, 2018.
[2]	2017 as reported, does not include adoption of revenue recognition Accounting Standards Codification 606 (ASC 606).
[3]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

		2017 Actuals [1,2]	2018 Guidance Range [2,3,4]
	GAAP net income per share	$1.50	$1.56	$1.59
	Impact of change to diluted share count	0.09	0.01	0.01
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.59	$1.57	$1.60
	Litigation liability[5]	0.09	—	—
	Business transition costs [6]	0.08	0.04	0.04
	Non-cash interest expense on convertible notes	0.33	0.32	0.32
	Non-cash purchase accounting adjustments on acquisitions [7]	0.01	0.02	0.02
	Amortization of intangible assets [8]	0.89	0.88	0.88
	Tax effect of adjustments [9]	(1.08)	(0.39)	(0.39)
	Non-GAAP earnings per share	$1.91	$2.44	$2.47

	GAAP Weighted shares outstanding - basic	50,874	51,025	51,025
	GAAP Weighted shares outstanding - diluted	55,196	52,647	52,647
	Non-GAAP Weighted shares outstanding - diluted [10]	52,348	52,185	52,185

[1]	2017 as reported, does not include adoption of revenue recognition ASC 606.
[2]	Items may not foot due to rounding.
[3]	Guidance reflects the range provided February 26, 2018.
[4]	Effective tax expense rate of ~19% applied to GAAP earnings and ~24% applied to Non-GAAP earnings.
[5]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]	Excludes the amortization associated with non-controlling interest.
[9]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate, taking into account discrete items and including those discrete items in the annual effective tax rate calculation, as well as the one-time impact of the Tax Cuts and Jobs Act of 2017. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~24% on a non-GAAP basis.

[10]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

	(in thousands, except %)	2017 Actuals [1,2]	2018 Guidance [2,3]
	Non-GAAP Gross Margin % [A]	73.9%	74.0%
	Non-cash purchase accounting adjustments on acquisitions [4]	(0.1%)	(0.1%)
	GAAP Gross Margin [B]	73.9%	73.9%

	GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	52.4%	51.1%

	Non-GAAP Research & Development Expense [D]	4.9%	5.3%
	In-process research & development	0.0%	0.0%
	GAAP Research & Development Expense [E]	4.9%	5.3%

	Litigation liability [F][5]	0.4%	0.0%
	Amortization of intangible assets [G] [6]	4.7%	4.3%
	Business transition costs [H] [7]	0.4%	0.2%

	Non-GAAP Operating Margin % [A - C - D]	16.6%	17.6%

	GAAP Operating Margin % [B - C - E - F - G - H]	11.0%	13.0%

[1]	2017 as reported, does not include adoption of revenue recognition ASC 606.
[2]	Items may not foot due to rounding.
[3]	Guidance reflects the range provided February 26, 2018.
[4]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[5]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.
[6]	Excludes the amortization associated with non-controlling interest.
[7]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA %

	(in thousands, except %)	2017 Actuals [1,2]	2018 Guidance [2,3]
	Net Income / (Loss)	8.1%	7.5%
	Interest (income) / expense, net	3.7%	3.6%
	Provision for income taxes	(0.7%)	1.7%
	Depreciation and amortization [4]	11.6%	10.6%
	EBITDA Margin	22.7%	23.4%
	Non-cash stock based compensation	2.2%	3.2%
	Business transition costs [5]	0.4%	0.2%
	Non-cash purchase accounting adjustments on acquisitions [6]	0.1%	0.1%
	Litigation liability [7]	0.4%	0.0%
	Adjusted EBITDA Margin	25.8%	26.9%

[1]	2017 as reported, does not include adoption of revenue recognition ASC 606.
[2]	Items may not foot due to rounding.
[3]	Guidance reflects the range provided February 26, 2018.
[4]	Excludes the amortization associated with non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Reconciliation of Fourth Quarter 2017 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$23,960	$0.46

	Business transition costs [1]	2,518
	Non-cash purchase accounting adjustments on acquisitions [2]	404
	Litigation liability [3]	3,750
	Non-cash interest expense on convertible notes	4,046
	Amortization of intangible assets [4]	12,677
	Tax effect of adjustments [5]	(18,273)
	Adjustments to GAAP net income	5,122
	Non-GAAP earnings	$29,082	$0.56

	GAAP weighted shares outstanding - diluted		51,857
	Non-GAAP weighted shares outstanding - diluted [6]		51,857

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.
[4]	Excludes the amortization associated with non-controlling interest.
[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate, taking into account discrete items and including those discrete items in the annual effective tax rate calculation, as well as the one-time impact of the Tax Cuts and Jobs Act of 2017. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

[6]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	Reconciliation of Year To Date 2017 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$83,006	$1.50

	Business transition costs [1]	4,287
	Non-cash purchase accounting adjustments on acquisitions [2]	540
	Litigation liability [3]	4,500
	Non-cash interest expense on convertible notes	17,290
	Amortization of intangible assets [4]	46,750
	Tax effect of adjustments [5]	(56,470)
	Adjustments to GAAP net income	16,897
	Non-GAAP earnings	$99,903	$1.91

	GAAP weighted shares outstanding - diluted		55,193
	Non-GAAP weighted shares outstanding - diluted [6]		52,345

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.
[4]	Excludes the amortization associated with non-controlling interest.
[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate, taking into account discrete items and including those discrete items in the annual effective tax rate calculation, as well as the one-time impact of the Tax Cuts and Jobs Act of 2017. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~34% on a non-GAAP basis.

[6]	Excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	Reconciliation of Fourth Quarter and Twelve Months 2017 Results
	GAAP Net Income to Adjusted EBITDA

		Three months ended	Twelve months ended
	(in thousands, except per share data)	December 31, 2017	December 31, 2017
	GAAP net income	$23,960	$83,006
	Interest (income) / expense, net	9,156	37,581
	Provision for income taxes	(4,067)	(7,038)
	Depreciation and amortization [1]	32,055	119,927
	EBITDA	$61,104	$233,476
	Business transition costs [2]	2,518	4,287
	Non-cash purchase accounting adjustments on acquisitions [3]	404	540
	Litigation liability [4]	3,750	4,500
	Non-cash stock based compensation	7,407	22,391
	Adjusted EBITDA	$75,183	$265,194
	As a percentage of revenue	27.7%	25.8%

[1]	Excludes the amortization associated with non-controlling interest.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Represents the settlement of fees associated with the outcome of the Medtronic litigation matter.

Investor Conference Call

The Company will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its fourth quarter and full year 2017 financial performance. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive's website through March 26, 2018. In addition, a telephone replay of the call will be available until March 5, 2018. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13675438.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With approximately $1,030 million in revenues (2017), NuVasive has an approximate 2,400 person workforce in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2017, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s results for the fourth quarter and full year 2017 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2018 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA™ platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$271,652	$271,109	$1,029,520	$962,072
Cost of goods sold (excluding below amortization of intangible assets)	75,391	66,926	269,008	240,093
Gross profit	196,261	204,183	760,512	721,979
Operating expenses:
Sales, marketing and administrative	134,502	142,413	539,913	533,624
Research and development	12,719	12,983	50,425	47,999
Amortization of intangible assets	12,999	12,089	48,039	42,001
Litigation liability loss (gain)	3,750	—	4,500	(43,310)
Business transition costs	2,518	6,624	4,287	18,138
Total operating expenses	166,488	174,109	647,164	598,452
Interest and other expense, net:
Interest income	85	167	440	1,091
Interest expense	(9,241)	(10,532)	(38,021)	(40,520)
Loss on repurchases of convertible notes	—	(1,641)	—	(19,085)
Other (expense) income, net	(1,160)	(203)	(1,542)	(305)
Total interest and other expense, net	(10,316)	(12,209)	(39,123)	(58,819)
Income before income taxes	19,457	17,865	74,225	64,708
Income tax benefit (expense)	4,067	(11,899)	7,038	(29,282)
Consolidated net income	$23,524	$5,966	$81,263	$35,426
Add back net loss attributable to non-controlling interests	$(436)	$(410)	$(1,743)	$(1,721)
Net income attributable to NuVasive, Inc.	$23,960	$6,376	$83,006	$37,147
Net income per share attributable to NuVasive, Inc.:
Basic	$0.47	$0.13	$1.63	$0.74
Diluted	$0.46	$0.11	$1.50	$0.69
Weighted average shares outstanding:
Basic	51,094	50,394	50,874	50,077
Diluted	51,857	55,913	55,193	54,102

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$72,803	$153,643
Restricted cash and investments	3,901	—
Accounts receivable, net of allowances of $13,669 and $8,912, respectively	199,040	171,595
Inventory, net	247,245	208,249
Prepaid income taxes	17,209	31,926
Prepaid expenses and other current assets	18,792	10,030
Total current assets	558,990	575,443
Property and equipment, net	215,326	181,524
Intangible assets, net	280,774	291,143
Goodwill	536,926	485,685
Deferred tax assets	6,440	5,810
Restricted cash and investments	1,494	7,405
Other assets	39,117	23,794
Total assets	$1,639,067	$1,570,804
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,076	$77,585
Contingent consideration liabilities	18,952	49,742
Accrued payroll and related expenses	55,582	51,000
Litigation liability	8,150	—
Income tax liabilities	2,908	2,469
Short-term senior convertible notes	—	61,701
Total current liabilities	160,668	242,497
Long-term senior convertible notes	582,920	564,412
Deferred and income tax liabilities, non-current	18,786	18,607
Other long-term liabilities	77,539	44,764
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2017 and December 31, 2016, 56,164,060 and 55,184,660 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	60	55
Additional paid-in capital	1,363,549	1,010,238
Accumulated other comprehensive loss	(6,933)	(10,631)
Retained earnings (accumulated deficit)	4,500	(66,859)
Treasury stock at cost; 5,001,886 shares and 4,758,828 shares at December 31, 2017 and December 31, 2016, respectively	(565,867)	(237,867)
Total NuVasive, Inc. stockholders’ equity	795,309	694,936
Non-controlling interests	3,845	5,588
Total equity	799,154	700,524
Total liabilities and equity	$1,639,067	$1,570,804

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2017	2016
Operating activities:
Consolidated net income	$81,263	$35,426
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,176	102,713
Deferred income tax (benefit) expense	(12,384)	26,265
Loss on repurchases of convertible notes	—	19,085
Amortization of non-cash interest	20,538	22,721
Stock-based compensation	22,391	26,924
Reserves on current assets	5,718	11,408
Other non-cash adjustments	16,561	16,928
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(29,389)	(33,250)
Inventory	(35,300)	(22,636)
Prepaid expenses and other current assets	(10,671)	(5,665)
Contingent consideration liabilities	(11,200)	—
Accounts payable and accrued liabilities	(5,580)	11,854
Accrued royalties	163	471
Accrued payroll and related expenses	4,088	8,849
Litigation liability	8,150	(88,450)
Income taxes	3,455	23,652
Net cash provided by operating activities	178,979	156,295
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	—	(380,080)
Other acquisitions and investments	(62,370)	(108,591)
Purchases of intangible assets	(2,270)	(5,918)
Purchases of property and equipment	(110,221)	(88,372)
Purchases of marketable securities	—	(128,956)
Proceeds from sales of marketable securities	—	407,032
Net cash used in investing activities	(174,861)	(304,885)
Financing activities:
Proceeds from the issuance of common stock	9,991	9,492
Payment of contingent consideration	(19,400)	(422)
Purchase of treasury stock	(11,860)	(24,734)
Proceeds from issuance of convertible debt, net of issuance costs	—	634,140
Proceeds from sale of warrants	—	44,850
Purchase of convertible note hedge	—	(111,150)
Repurchases of convertible notes	(63,317)	(439,519)
Proceeds from revolving line of credit	60,000	50,000
Repayments on revolving line of credit	(60,000)	(50,000)
Other financing activities	(2,442)	(1,834)
Net cash (used in) provided by financing activities	(87,028)	110,823
Effect of exchange rate changes on cash	2,070	(929)
(Decrease) in cash and cash equivalents	(80,840)	(38,696)
Cash and cash equivalents at beginning of year	153,643	192,339
Cash and cash equivalents at end of year	$72,803	$153,643

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Troy Anderson
NuVasive, Inc.

858-349-6983

media@nuvasive.com